Exhibit 99.1

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

AmpliPhi Biosciences Announces Stockholder Approval of Business

Combination with C3J Therapeutics

San Diego, May 8, 2019 – AmpliPhi Biosciences Corporation (NYSE American: APHB), a clinical-stage biotechnology company focused on precisely targeted bacteriophage therapeutics for antibiotic-resistant infections, today announced that its stockholders voted to approve the proposals required to complete the business combination with C3J Therapeutics at a special meeting of AmpliPhi Biosciences stockholders held earlier today. Approximately 94% of the shares voted at the special stockholder meeting voted in favor of the transaction, with each of the other related proposals also receiving sufficient votes for approval.

“Today’s resoundingly favorable shareholder vote clearly supports our combining of AmpliPhi and C3J Therapeutics to form a leading biopharmaceutical company focused on developing a promising portfolio of natural and synthetic phage therapies to treat serious and life-threatening antibiotic-resistant infections,” said Paul C. Grint, M.D., CEO of AmpliPhi Biosciences. “The Board and management team have worked diligently for this result, which we believe is the best outcome for our shareholders, and I want to thank our shareholders for their support. I look forward to transitioning to the leadership of C3J’s Chief Executive Officer, Todd R. Patrick, and the team of experienced executives that will lead further development of these important drug candidates.”

As previously announced, the Boards of Directors of both AmpliPhi and C3J unanimously approved the business combination in January 2019. The Board of Directors of AmpliPhi has also determined that the previously announced reverse stock split, which is expected to be completed immediately prior to the consummation of the business combination, will be effected at a ratio of 1-for-14. The business combination transaction is expected to close on Thursday, May 9th, at which time AmpliPhi and C3J will become Armata Pharmaceuticals, Inc. The shares of the combined company are expected to commence trading on the New York Stock Exchange under the symbol “ARMP” on Friday, May 10, 2019.

Forward Looking Statements

This press release contains “forward-looking” statements, including, without limitation, statements related to the anticipated consummation of the transactions contemplated by the merger agreement and related transactions, and the timing thereof, and the anticipated benefits of the proposed merger and related transactions. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon AmpliPhi’s current expectations. Forward-looking statements involve risks and uncertainties. AmpliPhi’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: AmpliPhi’s ability to complete the merger and the related transactions, on the proposed terms and schedule, or at all, including risks and uncertainties related to the satisfaction of closing conditions; and the combined company’s ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process. Additional risks and uncertainties relating to AmpliPhi and C3J and their respective businesses can be found under the caption “Risk Factors” and elsewhere in AmpliPhi’s filings and reports with the SEC, including in AmpliPhi’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2019. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

###

Contacts for AmpliPhi Biosciences:

At the Company:

Steve Martin

AmpliPhi Biosciences

(858) 800-2492

ir@ampliphibio.com

Investor Relations:

Robert H. Uhl

Westwicke Partners

(858) 356-5932

robert.uhl@westwicke.com